EXHIBIT 2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of this 20th day of November, 2002, by and between CONSTAR INTERNATIONAL INC., a Delaware corporation (“Constar”) and CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation (“Crown”).

RECITALS

A.  Crown owns all of the issued and outstanding Common Stock of Constar.

B.  Crown and Constar are contemplating that an initial public offering will be made of the capital stock of Constar (the “Initial Public Offering”).

C.  The parties desire to enter into this Agreement to set forth their agreement regarding certain registration rights with respect to the Common Stock of the Constar acquired or held directly or indirectly by Crown and its assigns from time to time.

AGREEMENTS

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Constar and Crown, for themselves and their successors and assigns, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.  Definitions.

As used in this Agreement, the following capitalized terms shall have the following meanings:

“AAA” has the meaning set forth in Section 9(g)(iii) of this Agreement.

“Affiliate” has the meaning set forth in Rule 12b-2 of the Rules promulgated under the Exchange Act.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in New York city are authorized or obligated by law or executive order to not open or remain closed.

“Common Stock” means the common stock, par value $.01 per share, of Constar, and any other class of Constar’s capital stock representing the right to vote generally for the election of directors.

“Commission” means the Securities and Exchange Commission.

“Constar” has the meaning set forth in the preamble of this Agreement.

“Control,” “controlled by” and “under common control with,” as applied to any Person, means the possession, directly or indirectly, of the power to direct the vote of a majority of the votes that may be cast in the election of directors (or other Persons acting in similar capacities) of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Crown” has the meaning ascribed thereto in the preamble hereto.

“Damages” has the meaning set forth in Section 6(a) of this Agreement.

“Demand Registration” has the meaning set forth in Section 4(a) of this Agreement.

“Demand Registration Request” has the meaning set forth in Section 4(a) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Holder” means Crown or any of its assigns from time to time, as the case may be.

“Incidental Registration” has the meaning set forth in Section 3(a) of this Agreement.

“Information Blackout” has the meaning set forth in Section 4(d) of this Agreement.

“Initial Public Offering” has the meaning set forth in the preamble of this Agreement.

“Inspector” has the meaning set forth in Section 5(l) of this Agreement.

“NASD” has the meaning set forth in the definition of “Registration Expenses” in Section 1 of this Agreement.

“Notice” has the meaning set forth in Section 3(a) of this Agreement.

“Participating Holders” has the meaning set forth in Section 5(a) of this Agreement.

“Person” means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Records” has the meaning set forth in Section 5(l) of this Agreement.

“Registration Expenses” means (i) all registration and filing fees, (ii) fees and expenses relating to compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the securities registered), (iii) printing expenses, (iv) internal expenses of Constar (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for Constar and fees and expenses for independent certified public accountants retained by Constar (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 5(g) hereof), (vi) fees and expenses of any special experts retained by Constar in connection with such registration, (vii) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. (the “NASD”), including fees and expenses of any “qualified independent underwriter” and (viii) fees and disbursements of underwriters customarily paid by issuers or sellers of securities or any fees and expenses of underwriter’s counsel.

“Registration Statement” means any registration statement of Constar which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Registrable Securities” has the meaning set forth in Section 2 of this Agreement.

“Sales Blackout Period” has the meaning set forth in Section 4(d) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shelf Registration Statement” has the meaning set forth in Section 4(a) of this Agreement.

“Underwritten Registration” or “Underwritten Offering” means a registration in which securities of Constar are sold to an underwriter for reoffering to the public.

2.  Registrable Securities.    The securities entitled to the benefits of this Agreement are the Registrable Securities. As used herein, “Registrable Securities” means all shares of Common Stock owned by each Holder from time to time; provided, however, that each share of Common Stock shall cease to be a Registrable Security when (i) it has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it; (ii) it has been distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; or (iii) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing a legend restricting transfer under the Securities Act and not subject to any stop transfer order has been delivered by or on behalf of Constar and no other restriction on transfer exists under the Securities Act.

3.  Incidental Registration.

(a)  Right to Include Common Stock.    If Constar at any time proposes to register any of its Common Stock under the Securities Act (other than in connection with the Initial Public Offering, mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans, stock option or other employee benefit plans, or other registrations on Form S-4 or Form S-8 or successor forms thereto), whether or not for sale for its own account, it will each such time give at least 30 days prior written notice (the “Notice”) to each Holder of its intention to file a registration statement under the Securities Act and of such Holder’s rights under this Section 3. Upon the written request of a Holder, made within 15 days of the date of delivery of the Notice to such Holder (which request shall specify the aggregate number of the Registrable Securities owned by such Holder that such Holder elects to be registered), Constar will, subject to the terms hereof, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which Constar has been so requested to register by such Holder (an “Incidental Registration”); provided, however, that (i) if, any time after giving written notice of its intention to register shares of Common Stock and prior to the effective date of the registration statement filed in connection with such registration, Constar shall determine for any reason not to register any shares of its Common Stock, Constar shall give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation under this Section 3 to register any Registrable Securities in connection with such aborted registration (but not from its obligation to pay the Registration Expenses in connection therewith) and (ii) if a registration requested pursuant to this Section 3 shall involve an underwritten public offering, a Holder may elect, in writing at least 15 days prior to the effective date of the registration statement filed in connection with such registration, to withdraw all or part of its Registrable Securities from such registration.

(b)  Priority in Incidental Registrations.    If a registration that is not a Demand Registration involves an underwritten offering and the managing underwriter advises Constar that, in its opinion, the total number of shares of Common Stock to be included in such registration, including the Registrable Securities requested to be included pursuant to this Section 3, exceeds the maximum number of shares of Common Stock specified by the managing underwriter that may be distributed without materially adversely affecting the price, timing or distribution of such shares of Common Stock, then Constar shall include in such registration only such maximum number of shares of Common Stock which, in the reasonable opinion of such managing underwriter, can be sold in the following order of priority: (i) first, all of the shares of Common Stock that Constar proposes to sell for its own account, if any; (ii) second, the Registrable Securities of Holders requested to be included in such registration, pro rata in accordance with the number of Registrable Securities of each such Holder requested to be included in such registration; and (iii) third, any other securities proposed to be included in such registration.

(c)  Expenses.    Constar will pay all Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 3, provided that each Holder will pay any underwriting discounts or commissions with respect to Registrable Securities sold by it in any Incidental Registration.

4.  Demand Registration.

(a)  Right to Demand Registration.    Subject to Section 4(b) below, at any time a Holder shall be entitled to make a written request (“Demand Registration Request”) to Constar for registration under the Securities Act of all or part of the Registrable Securities owned by it (a “Demand Registration”) (which Demand Registration Request shall specify the intended number of Registrable Securities to be disposed of), and Constar shall use its best efforts to effect such registration in accordance with the terms hereof; provided, however, that (x) prior to the effective date of a registration statement with respect to a Demand Registration Request, if the Board of Directors of Constar determines in the exercise of its reasonable judgment that due to a pending or contemplated material acquisition or disposition or public offering or other material event it would be inadvisable to effect such Demand Registration at such time (which facts the Participating Holders will keep confidential and not trade upon), Constar may defer such Demand Registration for a period not to exceed 120 days, which right to defer may not be exercised more than once during any twelve month period, and (y) if Constar elects not to effect the Demand Registration pursuant to the terms of this sentence, no Demand Registration shall be deemed to have occurred for purposes of this Agreement. A Holder shall be entitled in its Demand Registration Request to request Constar to effect, and Constar shall effect, such Demand Registration under a registration statement pursuant to Rule 415 under the Securities Act (or any successor rule) (a “Shelf Registration Statement”), if Constar is then entitled to use such a registration statement.

(b)   Number of Demand Registrations.     The Holders shall be entitled to (i) three Demand Registration Requests to be effected on Form S-1 under the Securities Act, or any similar or successor long form, in connection with which Constar will pay all Registration Expenses; (ii) an unlimited number of Demand Registration Requests to be effected on Form S-2 or Form S-3 under the Securities Act, or any similar or successor short form, in connection with which Constar will pay all Registration Expenses; and (iii) following the three Demand Registration Requests to which the Holders are entitled under clause (i) above, an unlimited number of Demand Registration Requests to be effected on Form S-1 under the Securities Act, or any similar or successor long form, in connection with which the Participating Holders will pay all Registration Expenses (other than (x) any expenses described in clause (iv) of the definition of “Registration Expenses” and (y) notwithstanding clause (v) of the definition of “Registration Expenses”, any expenses of any annual audit), pro rata in accordance with the number of Registrable Securities of each such Participating Holder requested to be included in such registration (including those Registrable Securities requested to be included in such registration pursuant to Section 3(a)). Notwithstanding the foregoing, each Holder will pay, in all cases, any underwriting discounts or commissions with respect to Registrable Securities sold by it pursuant to any Demand Registration Request. Demand Registration Requests will be effected on Form S-3 (or any similar or successor short form), if Constar is eligible to use such Form in connection with such registration; if Constar is not eligible to use Form S-3 (or any similar or successor short form) in connection with such registration, then the registration will be effected on Form S-

2 (or any similar or successor short form), if Constar is eligible to use such Form in connection with such registration; and if Constar is not eligible to use Form S-2 (or any similar or successor short form) in connection with such registration, then the registration will be effected on Form S-1 (or any similar or successor long form).

(c)  Priority.    The Company may register Common Stock for sale for its own account under a registration statement filed pursuant to a Demand Registration. However, if the Demand Registration involves an underwritten offering and the managing underwriter advises Constar that, in its opinion, the total number of shares of Common Stock to be included in such registration, including any Registrable Securities requested to be included pursuant to Section 3, exceeds the maximum number of shares of Common Stock specified by the managing underwriter that may be distributed without materially adversely affecting the price, timing or distribution of such shares of Common Stock, then Constar shall include in such registration only such maximum number of shares of Common Stock which, in the reasonable opinion of such managing underwriter, can be sold in the following order of priority: (i) first, the Registrable Securities of Holders requested to be included in such registration (whether pursuant to Section 3 or this Section 4); and (ii) second, the shares of Common Stock that Constar proposes to sell for its own account. No other securities may be included in a Demand Registration.

(d)  At any time when a Shelf Registration Statement effected pursuant to this Section 4 is effective, upon written notice from Constar to the Participating Holders that the Board of Directors of Constar has determined in the exercise of its reasonable judgment that disclosure under such Shelf Registration Statement of a pending or contemplated material acquisition or disposition or public offering or other material event it would be required and inadvisable (an “Information Blackout”) (which facts the Participating Holders shall keep confidential and not trade upon), the Participating Holders shall suspend sales pursuant to such Shelf Registration Statement until the earlier of (i) one day following the date upon which such material information is disclosed to the public or ceases to be material (of which fact Constar will promptly inform the Participating Holders), (ii) 120 days after Constar makes such good faith determination or (iii) such time as Constar notifies the Participating Holders that sales pursuant to such Shelf Registration Statement may be resumed (the number of days from such suspension of sales until the day when such sales may be resumed hereunder, the “Sales Blackout Period”). If there is an Information Blackout and the Participating Holders do not notify Constar in writing of their desire to cancel such Shelf Registration Statement, the period set forth in Section 5(b)(ii) shall be extended for a number of days equal to the number of days in the Sales Blackout Period.

5.  Registration Procedures.    If and whenever Constar is required to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, Constar will, as expeditiously as reasonably possible:

(a)  prepare and file with the Commission a registration statement with respect to such Registrable Securities, and use its best efforts to cause such registration statement to become effective and to keep Holders of Registrable Securities registered under such registration statement (“Participating Holders”) advised in writing of the initiation and progress of proceedings regarding such registration, provided, however, that Constar may discontinue, in accordance with Sections 3 or 4 hereof, as the case may be, any registration of its securities which is being effected pursuant to Sections 3 or 4 hereof at any time prior to the effective date of the registration statement relating thereto, and provided, further, that Constar shall not file any Registration Statement pursuant to Sections 3 or 4 or any amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which any Participating Holder or the underwriters, if any, shall reasonably object in light of the requirements of the Securities Act or any other applicable laws or regulations;

(b)(i)  except in the case of a Demand Registration on a Shelf Registration Statement, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Participating Holders thereof set forth in such registration statement;

(ii)  in the case of a Demand Registration on a Shelf Registration Statement, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 24 months or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Participating Holders thereof set forth in such registration statement;

(c)  furnish to the Participating Holders and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) and a reasonable number of conformed copies of all such documents;

(d)  furnish to the Participating Holders such number of copies of such registration statement and of each such amendment and supplement thereof (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as a Participating Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

(e)  use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as a Participating Holder shall request, and do any and all other acts and things which may be necessary or advisable to enable the Participating Holders to consummate the disposition in such jurisdictions of the Registrable Securities; provided, however, that Constar shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject or subject itself to general taxation in any jurisdiction where it is not then so subject;

(f)  cooperate with the Participating Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

(g)  immediately notify each seller of any Registrable Securities covered by such registration statement, at any time when the registration statement is required to be kept effective under clause (b) of this Section 4, of Constar becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (which facts the Participating Holders shall keep confidential and not trade upon), and within ten days prepare and furnish to each Participating Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h)  make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

(i)  use its best efforts to list such Registrable Securities on any securities exchange on which the Common Stock is then listed or NASDAQ if the Common Stock is then quoted on NASDAQ, if such Registrable Securities are not already so listed or quoted and if such listing is then permitted under the rules of such exchange or NASDAQ, and provide an independent transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(j)  provide a transfer agent and registrar for all Registrable Securities;

(k)  furnish each Participating Holder a signed counterpart, addressed to such seller (and the underwriters, if any) of:

(i)  an opinion of counsel for Constar, dated the effective date of such registration statement (or, if such registration involves an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to each Participating Holder and the managing underwriter, if any; and

(ii)  a “comfort” letter, dated the effective date of such registration statement (or, if such registration involves an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified Constar’s financial statements included in such registration statement, covering such matters with respect to such registration statement as are customarily covered in accountants’ letters delivered to the underwriters in underwritten offerings of securities as may reasonably be requested by Holder and the managing underwriter, if any; and

(l)  make available for inspection by each Participating Holder, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any Participating Holder or any such underwriter (individually, an “Inspector” and collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of Constar as shall be reasonably necessary to enable them to exercise their due diligence responsibilities (collectively, the “Records”), and cause all of Constar’s officers, directors and employees to supply all information reasonably requested by any Participating Holder or any such underwriter, attorney, accountant or agent in connection with such registration statement; provided that such Participating Holder agrees that non-public information obtained by it as a result of such Inspections shall be deemed confidential and acknowledges its obligations under the Federal securities laws not to trade any securities of Constar on the basis of material non-public information;

(m)  enter into a customary underwriting agreement if such registration is to be underwritten;

(n)  otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwriting offering, and (2) beginning with the first month of Constar’s first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods; and

(o)  take such other reasonable steps that are necessary or advisable to permit the sale of such Registrable Securities.

Each Participating Holder agrees that, upon receipt of any notice from Constar of the happening of any event of the kind described in clause (g) of this Section 5, such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Participating Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by clause (g) of this Section 5, and, if so directed by Constar, such Participating Holder will deliver to Constar (at

Constar’s expense) all copies, other than permanent file copies then in such Participating Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of Constar’s notice. In the event Constar shall give any such notice, the periods mentioned in clause (b) of this Section 5 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (g) of this Section 5 to the date when such Participating Holder shall have received the copies of the supplemented or amended prospectus contemplated by clause (g) of this Section 5.

6. Indemnification.

(a)  Indemnification by Constar.    Constar hereby agrees to indemnify and hold harmless each Participating Holder and each Participating Holder’s officers, directors, shareholders, employees, agents and Affiliates and each other Person (including underwriters) who participates in the offering of such Registrable Securities against any losses, claims, damages, liabilities, reasonable attorneys’ fees, costs or expenses (collectively, the “Damages”), joint or several, to which such Participating Holder and its Affiliates or such participating Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which Registrable Securities are registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Participating Holder, its Affiliates or such participating Person for their expenses (as incurred) in connection with investigating or defending any such Damages or proceeding; provided, however, that Constar will not be liable in any such case to the extent that any such Damages arise out of or are based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished after the completion of the Initial Public Offering to Constar by a Participating Holder, its Affiliates or a participating Person, as the case may be, specifically for use in the registration statement or prospectus; or (ii) an untrue statement or alleged untrue statement, omission or alleged omission in a prospectus if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus which amendment or supplement is delivered to the indemnified party in a timely manner and such party thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of such Registrable Securities to the Person asserting such Damages.

(b)  Indemnification by Holder.    Each Participating Holder agrees to indemnify and hold harmless Constar, its directors, officers, agents and Affiliates against any Damages, joint or several, to which Constar, or such other Person or Affiliate may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities are registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in each such case, has been made in or omitted from such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon, and in conformity with, written information furnished after the completion of the Initial Public Offering to Constar by such Participating Holder specifically for use in the registration statement or prospectus.

(c)   Conduct of Indemnification Proceedings.    Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 6 (provided the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations under this Section 6 except to the extent of any Damages caused solely by such failure); and (ii) unless the indemnified party has been advised by its counsel that a conflict of interest exists between such indemnified and indemnifying parties under applicable standards of professional responsibility, with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation; provided, however, that no indemnifying party will consent to the entry of any judgment or enter into any settlement (other than for the payment of money only) without the consent of the indemnified party (which consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

(d)  Contribution.    If for any reason the indemnification provided for in the preceding Sections 6(a) or 6(b) is unavailable to an indemnified party in respect of any Damages referred to therein, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that in no event shall the liability of any Participating Holder hereunder be greater in amount than the difference between the dollar amount of the proceeds received by such Participating Holder upon the sale of the Registrable Securities giving rise to such contribution obligation and all amounts previously contributed by Holder with respect to such Damages. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation.

7.   Restrictions on Public Sale by Constar.

(a)  Constar shall not directly or indirectly effect any public sale or distribution of any of its capital stock or securities convertible into or exchangeable for its capital stock for its own account or the account of third parties during the 10-day period prior to and the 90 day period beginning on the effective date of a Registration Statement filed pursuant to Sections 3 or 4 (except pursuant to such Registration Statement or as part of a Registration Statement on Form S-8), and, in connection with an underwritten offering, Constar shall agree to such further lock-up arrangements as the managing underwriter(s) may reasonably request. Constar will not permit any third party to register and sell securities in an offering described in Section 3 hereof unless such person agrees to enter into a lock-up agreement on the same terms.

(b)  If any Holders of Registrable Securities notify Constar in writing that they intend to effect an underwritten sale of Registrable Securities registered pursuant to a Shelf Registration Statement, Constar shall not directly or indirectly effect any public sale or distribution of any of its capital stock or securities convertible into or exchangeable for its capital stock for its own account or the account of third parties during the 10-day period prior to and the 90 day period beginning on the date such notice is received, except pursuant to registrations on Form S-8 or any successor form.

(c)  If Constar completes an underwritten registration with respect to any of its securities (whether offered for sale by Constar or any other Person) on a form and in a manner that would have permitted registration and sale of the Registrable Securities, regardless of whether any Holder actually elected to participate in such registration, each Holder shall not directly or indirectly effect any public sale or distribution of any of its capital stock or securities convertible into or exchangeable for its capital stock for its own account or the account of third parties other than pursuant to such registration during the lock-up period required of Constar by any underwriters managing any such public offering, not to exceed 90 days.

8.  Underwritten Registration.

In the case of a Demand Registration, if any of the Registrable Securities to be registered under this Agreement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Participating Holders and shall be subject to Constar’s consent, such consent not to be unreasonably withheld.

9.  Miscellaneous.

(a)  Amendment and Modification.    This Agreement may not be amended or modified except by written instrument duly executed by the parties hereto. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

(b)  Entire Agreement.    This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Agreement.

(c)  Assignment.    This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors, administrators and heirs. Crown may assign all or, from time to time, any portion of its rights and obligations hereunder. Constar may, and hereby gives notice to Crown that it intends to, pledge its rights and obligations under this Agreement to its lenders as collateral to secure indebtedness outstanding under its senior secured credit facility and all renewals, refundings, refinancings and replacements thereof.

(d)  No Third Party Beneficiaries.    Nothing in this Agreement, express or implied, is intended to or shall (a) confer on any person other than the parties hereto and their respective successors or permitted assigns any rights (including third party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement, or (b) constitute the parties hereto as partners or as participants in a joint venture. This Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement.

(e)  Severability.    If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with applicable law or the determination by a court of competent jurisdiction.

(f)  Notices.    All notices and other communications required or permitted hereunder shall be in writing, shall be deemed duly given upon actual receipt, and shall be delivered (a) in person, (b) by registered or certified mail, postage prepaid, return receipt requested or (c) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (c) shall also be sent pursuant to clause (b)), addressed as follows:

If to Constar, to:

One Crown Way
Philadelphia, PA 19154-4599
Attention:    Mr. Michael J. Hoffman
Fax:    (215) 552-3715

If to Crown, to:

Crown Cork & Seal Company, Inc.
One Crown Way
Philadelphia, PA 19154
Attention:    Mr. Timothy J. Donahue
Fax:    (215) 676-6011

With a copy to:

Dechert
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103-2793
Attention:    William G. Lawlor, Esq.
Fax:    (215) 994-2222

If to a Holder other than Crown, to such address or facsimile number as the Holder may designate in writing to the other parties.

or to such other addresses or telecopy numbers as may be specified by like notice to the other parties.

(g)  Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

(h)  Dispute Resolution: Negotiation and Arbitration.

(i)  The parties shall attempt to resolve any dispute arising out of or relating to this Agreement promptly by negotiation in good faith between executives who have authority to settle the dispute. A party shall give the other parties written notice of any dispute not resolved in the ordinary course of business. Within ten Business Days after delivery of such notice, the party receiving notice shall submit to the others a written response thereto. The notice and the response shall include: (i) a statement of each party’s position(s) regarding the matter(s) in dispute and a summary of arguments in support thereof, and (ii) the name and title of the executive who will represent that party and any other Person who will accompany that executive.

(ii)  Within 10 Business Days after delivery of the notice, the designated executives shall meet at a mutually acceptable time and place, and thereafter, as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to any other shall be honored in a timely fashion. All negotiations conducted pursuant to this Section 9(g) (and any of the parties’ submissions in contemplation hereof) shall be deemed confidential shall be treated by the parties and their representatives as compromise and settlement negotiations under the United States Federal Rules of Evidence and any similar state rules.

(iii)  If the matter in dispute has not been resolved within 30 days after the first meeting of the executives to attempt to resolve the dispute, either party may submit the dispute to binding arbitration to the Philadelphia, Pennsylvania office of the American Arbitration Association (“AAA”) in accordance with the procedures set forth in the Commercial Arbitration Rules of the AAA.

(iv)  The Commercial Arbitration Rules of the AAA, as modified or revised by the provisions of this Section 9(g), shall govern any arbitration proceeding hereunder. The arbitration shall be conducted by three arbitrators selected pursuant to Rule 13 of the Commercial Arbitration Rules, and pre-hearing discovery shall be permitted if and only to the extent determined by the arbitrator to be necessary in order to effectuate resolution of the matter in dispute. The arbitrator’s decision shall be rendered within 30 days of the conclusion of any hearing hereunder and the arbitrator’s judgment and award may be entered and enforced in any court of competent jurisdiction.

(v)  Resolution of disputes under the procedures of this Section 9(g) shall be the sole and exclusive means of resolving disputes arising out of or relating to this Agreement; provided, however, that nothing herein shall preclude the Parties from seeking in any court of competent jurisdiction temporary or interim injunctive relief to the extent necessary to preserve the subject matter of the dispute pending resolution under this Section 9(g).

(i)  Consent to Jurisdiction.    Both parties hereby agree and consent to be subject to the exclusive jurisdiction of the United States District Court for the Eastern District of Pennsylvania, and in the absence of such Federal jurisdiction, the parties consent to be subject to the exclusive jurisdiction of any state court located in the City of Philadelphia and hereby waive the right to assert the lack of personal or subject matter jurisdiction or improper venue in connection with any such suit, action or other proceeding. In furtherance of the foregoing, each of the parties (i) waives the defense of inconvenient forum, (ii) agrees not to commence any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby other than in any such court (other than the mandatory submission to arbitration in accordance with Section 9(g), and (iii) agrees that a final judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any other manner provided by law.

(j)  Section Headings; Interpretive Issues.    The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The parties have participated jointly in the drafting and negotiation of this Agreement. In the event any ambiguity or question of interpretation or intent arises, this Agreement shall be construed as if drafted jointly by Crown and Constar and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(k)  Counterparts.    This Agreement and any amendments hereto may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

(l)  Further Assurances.    The parties shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document or other instrument delivered pursuant hereto.

(m)  Specific Performance.    The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or equity.

(n)  Holders No Longer Owning Securities.    The term of this Agreement shall terminate if the Holders cease to own any Registrable Securities; provided that the indemnification rights and obligations set forth in Section 6 hereof shall survive any such cessation of ownership.

(o)  Pronouns.    Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

(p)  Attorneys’ Fees.    In the event any party hereto commences any action to enforce any rights of such party hereunder, the prevailing party in such action shall be entitled to recover such party’s costs and expenses incurred in such action, including, without limitation, reasonable attorneys’ fees.

(q)  Current Public Information.    At all times after Constar has filed a registration statement with the Commission pursuant to the requirements of either the Securities Act or the Exchange Act, Constar will file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as any Holder may reasonably request, all to the extent required to enable such Holder to sell Registrable Securities pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission.

(r)  Other Registration Rights.    Constar will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Constar has not previously entered into any agreement with respect to its securities granting any registration rights to any Person.

(s)  Effectiveness.    The terms of this Agreement shall not become effective until the completion of Constar’s Initial Public Offering.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

CONSTAR INTERNATIONAL INC.

By:	/s/ JAMES C. COOK
Name: James C. Cook
Title: Executive Vice President, Chief Financial Officer and Secretary

CROWN CORK & SEAL COMPANY, INC.

By:	/s/ TORSTEN J. KREIDER
Name: Torsten J. Kreider
Title: Vice President—Planning & Development

Attest:	[Corporate Seal]

By:	/s/ WILLIAM T. GALLAGHER
Name: William T. Gallagher
Title: Vice President, Secretary and General Counsel